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EXHIBIT 10.44



                            ASSET PURCHASE AGREEMENT



                                 BY AND BETWEEN

                            PATTERSON SERVICES, INC.

                                       AND

                      ALLIS-CHALMERS TUBULAR SERVICES, INC.

                            DATED: SEPTEMBER 1, 2005




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                                                                TABLE OF CONTENTS

1.       DEFINITIONS AND USAGE.......................................................................................1
         1.1       Definitions ....................................................................................1-8
         1.2       Usage ............................................................................................8

2.       SALE AND TRANSFER OF ASSETS; CLOSING........................................................................9
         2.1       Assets to Be Sold ................................................................................9
         2.2       Excluded Assets ..................................................................................9
         2.3       Consideration ...................................................................................10
         2.4       Liabilities .....................................................................................10
         2.5       Allocation ......................................................................................10
         2.6       Closing .........................................................................................10
         2.7       Closing Obligations .............................................................................10

3.       REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER...................................................11
         3.1       Organization and Good Standing ..................................................................11
         3.2       Enforceability; Authority; No Conflict ..........................................................12
         3.3       Title to Assets; Encumbrances ...................................................................12
         3.4       Taxes ...........................................................................................12
         3.5       Employee Plans...................................................................................13
         3.6       Compliance with Legal Requirements ..............................................................13
         3.7       Legal Proceedings ...............................................................................13
         3.8       Environmental Matters ...........................................................................13
         3.9       Employees .......................................................................................14
         3.10      Patent...........................................................................................14
         3.11      Brokers or Finders ..............................................................................15
         3.12      Solvency ........................................................................................15
         3.13      No Implied Representations ......................................................................15

4.       REPRESENTATIONS AND WARRANTIES OF BUYER....................................................................15
         4.1       Organization and Good Standing ..................................................................15
         4.2       Authority; No Conflict ..........................................................................15
         4.3       Certain Proceedings .............................................................................16
         4.4       Brokers or Finders ..............................................................................16

5.       PAYMENTS AND POST-CLOSING COVENANTS........................................................................16
         5.1       Payment of All Taxes Resulting from Sale of Assets by Seller ....................................16
         5.2       Payment of Other Retained Liabilities ...........................................................16
         5.3       Removing Assets..................................................................................16
         5.4       Further Assurances; Further Cooperation..........................................................16

6.       INDEMNIFICATION; REMEDIES..................................................................................17
         6.1       Survival ........................................................................................17
         6.2       Indemnification and Reimbursement by Seller .....................................................17
         6.3       Indemnification and Reimbursement by Buyer ......................................................19
         6.4       Time and Amount Limitations .....................................................................19
         6.5       Third-Party Claims ..............................................................................19
         6.6       Other Claims ....................................................................................21

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7.       GENERAL PROVISIONS.........................................................................................21
         7.1       Expenses ........................................................................................21
         7.2       Public Announcements ............................................................................22
         7.3       Notices .........................................................................................22
         7.4       Jurisdiction; Service of Process.................................................................23
         7.5       Enforcement of Agreement ........................................................................23
         7.6       Waiver; Remedies Cumulative .....................................................................23
         7.7       Entire Agreement and Modification ...............................................................24
         7.8       Disclosure Letter ...............................................................................24
         7.9       Assignments, Successors and No Third-Party Rights ...............................................24
         7.10      Severability ....................................................................................24
         7.11      Construction ....................................................................................24
         7.12      Time of Essence .................................................................................25
         7.13      Governing Law ...................................................................................25
         7.14      Execution of Agreement ..........................................................................25
         7.15      Waiver of Jury Trial.............................................................................25



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                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement ("Agreement") is dated as of September 1, 2005, by and between ALLIS-CHALMERS TUBULAR SERVICES, INC., a Texas corporation ("Buyer") and PATTERSON SERVICES, INC., a Delaware corporation ("Seller").

                                    RECITALS

         Seller desires to sell, and Buyer desires to purchase, only those assets of Seller constituting the division of Seller known as "IHS/Spindletop Division" which consists of service lines of hammers, casing, casing torque turn and laydown operations ("Division") for the consideration and on the terms set forth in this Agreement.

         The parties, intending to be legally bound, agree as follows:

1.       DEFINITIONS AND USAGE

         1.1      DEFINITIONS

         For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Section 1.1:

         "ASSETS"--as defined in Section 2.1.

         "BEST EFFORTS"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible, provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a material adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions or to dispose of or make any change to its business, expend any material funds or incur any other material burden.

         "BILL OF SALE"--as defined in Section 2.7(a)(i).

         "BREACH"--any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

         "BUSINESS DAY"--any day other than (a) Saturday or Sunday or (b) any other day on which banks in Texas are permitted or required to be closed.

         "BUYER"--as defined in the first paragraph of this Agreement.

         "BUYER INDEMNIFIED PERSONS"--as defined in Section 11.2.


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         "CLOSING"--as defined in Section 2.6.

         "CLOSING DATE"--the date on which the Closing actually takes place.

         "CODE"--the Internal Revenue Code of 1986.

         "CONSENT"--any approval, consent, ratification, waiver or other authorization.

         "CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this Agreement.

         "CONTRACT"--any agreement, contract, Lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

         "DAMAGES"--as defined in Section 11.2.

         "DISCLOSURE LETTER"--the disclosure letter delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.

         "DIVISION"--the division of Seller known as the "IHS Spindletop Division" consisting of the following service lines: hammers, casing, casing torque turns and laydown.

         "EFFECTIVE TIME"-- 12:01 a.m. on the September 1, 2005.

         "EMPLOYEE PLANS"--as defined in Section 3.5.

         "ENCUMBRANCE"--any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

         "ENVIRONMENT"--soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

         "ENVIRONMENTAL, HEALTH AND SAFETY LIABILITIES"--any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

                  (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product);

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                  (b) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law;

                  (c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions ("Cleanup") required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                  (d) any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA).

         "ENVIRONMENTAL LAW"--any Legal Requirement that requires or relates to:

                  (a) advising appropriate authorities, employees or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                  (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

                  (c) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated;

                  (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                  (e) protecting resources, species or ecological amenities;

                  (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

                  (g) cleaning up pollutants that have been Released, preventing the Threat of Release or paying the costs of such clean up or prevention; or

                  (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.




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         "ERISA"--the Employee Retirement Income Security Act of 1974.

         "EXCLUDED ASSETS"--as defined in Section 2.2.

         "FACILITIES"--the leaseholds currently operated by the Division of Seller located in Corpus Christi, Texas; Kilgore, Texas; Houma, Louisiana; and Lafayette, Louisiana. Notwithstanding the foregoing, for purposes of the definitions of "Hazardous Activity" and "Remedial Action" and Sections 3.9 and 8.2, "Facilities" shall mean any real property, leasehold or other interest in real property currently or formerly owned or operated by Seller and used for the Division.

         "GOVERNING DOCUMENTS"--with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equityholders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and
(g) any amendment or supplement to any of the foregoing.

         "GOVERNMENTAL BODY"--any:

                  (a) nation, state, county, city, town, borough, village, district or other jurisdiction;

                  (b) federal, state, local, municipal, foreign or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);

                  (d) multinational organization or body;

                  (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

                  (f) official of any of the foregoing.

         "HAZARDOUS ACTIVITY"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from any of the Facilities or any part thereof into the Environment and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to persons or property on or off the Facilities.


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         "HAZARDOUS MATERIAL"--any substance, material or waste which is or will foreseeably be regulated by any Governmental Body, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

         "INDEMNIFIED PERSON"--as defined in Section 6.5.

         "INDEMNIFYING PERSON"--as defined in Section 6.5.

         "INVENTORIES"--the inventories of the Division, including all raw materials, spare parts and all other materials and supplies described in Part 2.1.

         "IRS"--the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

         "KNOWLEDGE"--an individual will be deemed to have Knowledge of a particular fact or other matter if:

                  (a) that individual is actually aware of that fact or matter;
         or

                  (b) a prudent individual could reasonably be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement.

A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (a) and (b) above), and any such individual (and any individual party to this Agreement) will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of the representations and warranties made herein by that Person or individual.

         "LEGAL REQUIREMENT"--any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

         "LIABILITY"--with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.


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         "OCCUPATIONAL SAFETY AND HEALTH LAW"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "ORDER"--any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

         "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

                  (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;

                  (b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and

                  (c) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

         "PART"--a part or section of the Disclosure Letter.

         "PATENT APPLICATION"--as defined in Section 3.10.

         "PERSON"--an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

         "PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "PURCHASE PRICE"--as defined in Section 2.3.

         "RELEASE"--any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.


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         "REMEDIAL ACTION"--all actions, including any capital expenditures, required or voluntarily undertaken (a) to clean up, remove, treat or in any other way address any Hazardous Material or other substance; (b) to prevent the Release or Threat of Release or to minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment; (c) to perform pre-remedial studies and investigations or post-remedial monitoring and care; or
(d) to bring the Facilities and the operations conducted thereon into compliance with Environmental Laws and environmental Governmental Authorizations.

         "REPRESENTATIVE"--with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

         "SELLER"--as defined in the first paragraph of this Agreement.

         "TANGIBLE PERSONAL PROPERTY"--the machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) owned by the Division of Seller as described and listed in Part 2.1, together with all presently existing maintenance records and other documents relating thereto, and to the extent transferable, any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof.

         "TAX"--any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

         "TAX RETURN"--any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "THIRD PARTY"--a Person that is not a party to this Agreement.

         "THIRD-PARTY CLAIM"--any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

         "THREAT OF RELEASE"--a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.


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         1.2      USAGE

         (a) INTERPRETATION. In this Agreement, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                  (iii) reference to any gender includes each other gender;

                  (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

                  (v) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                  (vi) "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

                  (vii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

                  (viii) "or" is used in the inclusive sense of "and/or";

                  (ix) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

                  (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

         (b) LEGAL REPRESENTATION OF THE PARTIES. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.



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2.       SALE AND TRANSFER OF ASSETS; CLOSING

         2.1      ASSETS TO BE SOLD

         Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, but effective as of the Effective Time, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of any Encumbrances, the Seller's right, title and interest in and to the following:

         (a) the Tangible Personal Property of the Division, all of which is located at the Facilities, as described and listed in Part 2.1;

         (b) the Inventories of the Division, all of which is located at the Facilities, as described in Part 2.1;

         (c) the presently existing data and records relating to service and warranty records, equipment logs, operating guides and manuals of the Tangible Personal Property described in Section 2.1(a) above; and

         (d) the Patent Application listed in Part 2.1.

         All of the property and assets to be transferred to Buyer hereunder are herein referred to collectively as the "Assets."

         Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Assets, the Seller or the Division in any manner whatsoever.

         2.2      EXCLUDED ASSETS

         Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, all other assets of Seller and the Division not listed in Section 2.1 (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of Seller after the Closing.

         2.3      CONSIDERATION

         The consideration for the Assets (the "Purchase Price") will be FIFTEEN MILLION FOUR HUNDRED THIRTY-FIVE THOUSAND DOLLARS ($15,435,000). In accordance with Section 2.7(b), at the Closing, the Purchase Price shall be delivered by Buyer to Seller via wire transfer.

         2.4      LIABILITIES

         (a) ASSUMED LIABILITIES. Buyer shall not assume and does not agree to discharge any Liabilities of Seller or the Division in any manner whatsoever.



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          (b) LIABILITIES OF SELLER. All Liabilities in any manner whatsoever of
Seller and the Division shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Seller, it being the specific intention of Buyer and Seller under this Agreement that Buyer shall in no way assume any Liabilities of Seller and/or the Division of Seller in any manner whatsoever. Seller in retaining all Liabilities specifically includes all Liabilities that may in any way relate to employees of the Division since Seller is terminating all employees of the Division prior to Closing, and Buyer has no obligation to hire any such employees and all employee related Liabilities in any manner whatsoever shall remain with the Seller.

         2.5      ALLOCATION

         The Purchase Price shall be allocated in accordance with Exhibit 2.5. After the Closing, the parties shall make consistent use of the allocation specified in Exhibit 2.5 for all Tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including the reports required to be filed under Section 1060 of the Code. Buyer shall prepare and deliver IRS Form 8594 to Seller within forty-five (45) days after the Closing Date to be filed with the IRS. In any Proceeding related to the determination of any Tax, neither Buyer nor Seller shall contend or represent that such allocation is not a correct allocation.

         2.6      CLOSING

         The purchase and sale provided for in this Agreement (the "Closing") will take place at the offices of Buyer at 5075 Westheimer, Suite 890, Houston, Texas 77056, commencing at 10:00 a.m. (local time) on September 1, 2005, unless Buyer and Seller otherwise agree.

         2.7      CLOSING OBLIGATIONS

         In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

         (a) Seller shall deliver to Buyer:

                  (i) a bill of sale (the "Bill of Sale") for all of the Assets that are Tangible Personal Property and Inventory executed by Seller in such form as shall be reasonably agreed to by the parties;

                  (ii) assignment of the Patent Application executed by Seller in such form as shall be reasonably agreed to by the parties;

                  (iii) such other bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer and its legal counsel and executed by Seller; and



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                  (iv) a certificate executed by Seller certifying and attaching all requisite resolutions or actions of Seller's board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Seller executing this Agreement and any other document relating to the Contemplated Transactions.

         (b) Buyer shall deliver to Seller:

                  (i) [FIFTEEN MILLION DOLLARS ($15,000,000)] by wire transfer to the account specified by Seller;

                  (ii) a certificate executed by Buyer certifying and attaching all requisite resolutions or actions of Buyer's board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Buyer executing this Agreement and any other document relating to the Contemplated Transactions;

                  (iii) a Sales and Use Tax Resale Certificate for each of Texas and Louisiana, in form and substance reasonable satisfactory to Seller.

3.       REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         3.1      ORGANIZATION AND GOOD STANDING

         (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of Texas and Louisiana.

         3.2      ENFORCEABILITY; AUTHORITY; NO CONFLICT

         (a) This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms. Seller has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and such action has been duly authorized by all necessary action by Seller's board of directors and its sole shareholder, RPC, Inc.

         (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                  (i) Breach (A) any provision of any of the Governing Documents of Seller or (B) any resolution adopted by the board of directors or the shareholders of Seller;



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

                  (ii) Breach or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which any of the Assets, may be subject; or

                  (iii) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets.

         (c) Seller is not required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         3.3      TITLE TO ASSETS; ENCUMBRANCES

         Seller owns good and transferable title to all of the Assets free and clear of any and all Encumbrances.

         3.4      TAXES

         (a) TAX RETURNS FILED AND TAXES PAID. Seller has filed or caused to be filed on a timely basis all Tax Returns and all reports with respect to Taxes that are or were required to be filed pursuant to applicable Legal Requirements. There are no Encumbrances on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and Seller has no Knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such Encumbrance.

         (b) SPECIFIC POTENTIAL TAX LIABILITIES AND TAX SITUATIONS.

                  (i) WITHHOLDING. All Taxes that Seller is or was required by Legal Requirements to withhold, deduct or collect have been duly withheld, deducted and collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                  (ii) TAX SHARING OR SIMILAR AGREEMENTS. There is no tax sharing agreement, tax allocation agreement, tax indemnity obligation or similar written or unwritten agreement, arrangement, understanding or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other arrangement relating to Taxes) that will require any payment by Seller.

         3.5      EMPLOYEE PLANS

         The Seller has and will maintain all employee benefit plans of the Seller relating to the Division adopted under or pursuant to the Employee Retirement Income Security Act of 1974, as amended "ERISA" or any non-qualified deferred compensation arrangement (collectively, "Employee Plans"). The Buyer will not incur any Liability for any such Employee Plans in any manner whatsoever, and Seller has agreed to indemnify Buyer for any such Liability in accordance with Section 6.2 herein.

         3.6      COMPLIANCE WITH LEGAL REQUIREMENTS

         (a) Seller is, and at all times since January 1, 2005, has been, in full compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of the Division and the Assets;

         (b) No event has occurred or circumstance exists that may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement or may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

         3.7      LEGAL PROCEEDINGS

         There is no pending or, to Seller's Knowledge, threatened Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

         3.8      ENVIRONMENTAL MATTERS

         Except as disclosed in Part 3.8:

         (a) Seller and the Division, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law that would affect Buyer or the Assets. Seller has no basis to expect, nor has any other Person for whose conduct Seller may be held to be responsible received, any actual or threatened order, notice or other communication from (i) any Governmental Body or private citizen acting in the public interest or (ii) the current owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility operated by the Division.

         (b) There are no pending or, to the Knowledge of Seller, threatened claims, Encumbrances, or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting the Facilities or the Assets being purchase hereunder.

         (c) Seller has no Knowledge of or any basis to expect, or any other Person for whose conduct it may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to the Facilities or Assets.

         (d) To the Knowledge of Seller, there are no Hazardous Materials present on or in the environment at the Facilities or contained with the Assets, including any Hazardous Materials contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities utilized by the Division.

         (e) There has been no Release or, to the Knowledge of Seller, Threat of Release, of any Hazardous Materials at or from any Facility operated by the Division.

         (f) By agreement of the Parties, an environmental study for each of the Facilities has been prepared in August, 2005, copies of which have been delivered to each of the Parties hereto.

         3.9      EMPLOYEES

         Seller will terminate all employees employed by the Division at the Effective Time. Buyer is not obligated in any manner whatsoever to employ any employee of Seller or the Division.

         3.10     PATENT APPLICATION

         Seller has delivered a copy of the Patent Application to Buyer. There has been no office action from the US Patent and Trademark Office since the Patent Application was filed on September 30, 2004.

         3.11     BROKERS OR FINDERS

         Neither Seller nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the sale of the Assets or the Contemplated Transactions.

         3.12     SOLVENCY

         Seller is not now insolvent and will not be rendered insolvent by any of the Contemplated Transactions. As used in this section, "insolvent" means that the sum of the debts and other probable Liabilities of Seller exceeds the present fair saleable value of Seller's assets.

         3.13     NO IMPLIED REPRESENTATIONS

Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that Seller is making no representation or warranty whatsoever, express or implied, except those representations and warranties contained in this Agreement. It is understood that, except to the extent otherwise expressly provided herein, Buyer is purchasing the Assets "AS IS" and "WHERE IS." It is hereby acknowledged that Seller makes no other representations and warranties, including without limitation any implied representation and warranty as to condition, merchantability, suitability or fitness for a particular purpose as to any of the Assets.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         4.1      ORGANIZATION AND GOOD STANDING

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with full corporate power and authority to conduct its business as it is now conducted.

         4.2      AUTHORITY; NO CONFLICT

         (a) This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and such action has been duly authorized by all necessary corporate action.

         (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to:

                  (i) any provision of Buyer's Governing Documents; or

                  (ii) any resolution adopted by the board of directors or the shareholders of Buyer.

         Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.3      CERTAIN PROCEEDINGS

         There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been threatened.

         4.4      BROKERS OR FINDERS

         Neither Buyer nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

5.       PAYMENTS AND POST-CLOSING COVENANTS

         5.1      PAYMENT OF ALL TAXES RESULTING FROM SALE OF ASSETS BY SELLER

         Seller shall pay in a timely manner all Taxes resulting from or payable in connection with the sale of the Assets pursuant to this Agreement, regardless of the Person on whom such Taxes are imposed by Legal Requirements.

         5.2      PAYMENT OF OTHER RETAINED LIABILITIES

         In addition to payment of all Taxes, Seller shall pay, or make adequate provision for the payment, in full of all the Liabilities of Seller.

         5.3      REMOVING ASSETS

         On or before the Closing Date, Buyer shall be responsible for obtaining possession of all the Assets with the assistance of Seller.

         5.4      FURTHER ASSURANCES; FUTURE COOPERATION

         The Seller and Buyer shall each deliver or cause to be delivered to the other following the date hereof such additional instruments as the other may reasonably request for the purpose of effecting the sale of the Asset and fully carrying out the intent of this Agreement. The Buyer will cooperate and use its reasonable efforts to have any present employees of the Division who are then employed by the Buyer cooperate with Seller after the Closing Date in furnishing, at Buyer's expense, information, evidence, testimony and other assistance in connection with any tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date. After the Closing Date, Buyer shall provide Seller with reasonable access to any of Seller's books and records transferred to Buyer for any reasonable purpose.

6.       INDEMNIFICATION; REMEDIES

         6.1      SURVIVAL

         All representations, warranties, covenants and obligations in this Agreement, the Disclosure Letter, the certificates delivered pursuant to Section
2.7 and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Contemplated Transactions, subject to Section 6.4. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation.

         6.2      INDEMNIFICATION AND REIMBURSEMENT BY SELLER

         Seller will indemnify and hold harmless Buyer, and its Representatives, shareholders, subsidiaries and Related Persons (collectively, the "Buyer Indemnified Persons"), and will reimburse the Buyer Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a Third-Party Claim (collectively, "Damages"), arising from or in connection with:

         (a) any Breach of any representation or warranty made by Seller in (i) this Agreement, or (ii) the Disclosure Letter;

         (b) any Breach of any covenant or obligation of Seller in this Agreement or in any other certificate, document, writing or instrument delivered by Seller pursuant to this Agreement;

         (c) any Liability whatsoever arising out of the ownership or operation of the Assets or the business of Seller and the Division prior to the Effective Time;

         (d) any brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with Seller (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

         (e) any Employee Plan established or maintained by Seller;

         (f) any Environmental, Health and Safety Liabilities arising out of or relating to: (i) the ownership or operation by Seller at any time on or prior to the Effective Time of any of the Facilities or Assets, (ii) any Hazardous Materials or other contaminants that were present on the Facilities or Assets at any time on or prior to the Effective Time, or (iii) any bodily injury (including illness, disability and death, regardless of when any such bodily injury occurred, was incurred or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction and deprivation of the use of real property) or other damage of or to any Person or any Assets in any way arising from any Hazardous Activity conducted by Seller.

         6.3      INDEMNIFICATION AND REIMBURSEMENT BY BUYER

         Buyer will indemnify and hold harmless Seller, and its Representatives, shareholders, subsidiaries and Related Persons (collectively, the "Seller Indemnified Persons"), and will reimburse the Seller Indemnified Persons for any Damages, arising from or in connection with:

         (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

         (b) any Breach of any covenant or obligation of Buyer in this Agreement or in any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

         (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on Buyer's behalf) in connection with any of the Contemplated Transactions;

         (d) any Liability arising out of the ownership or operation of the Assets or business of Buyer after the Effective Time; or

         (e) any Environmental, Health and Safety Liabilities arising out of or relating to: (i) the ownership or operation by Buyer at any time after the Effective Time of any of the Facilities or Assets or the business of Buyer, or
(ii) any Hazardous Materials or other contaminants that were not present on the Facilities or Assets at the Effective Time, but thereafter became present on the Facilities or Assets.

         6.4      TIME AND AMOUNT LIMITATIONS

         (a) Seller will have liability (for indemnification or otherwise) with respect to any Breach of (i) a covenant or obligation to be performed or complied as of the Closing Date, or (ii) a representation or warranty (other than those in Sections 3.3, 3.4, 3.5, or 3.8, as to which a claim may be made at any time), only if on or before September 1, 2007, Buyer notifies Seller of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Buyer.

         (b) If the Closing occurs, Buyer will have liability (for indemnification or otherwise) with respect to any Breach of (i) a covenant or obligation to be performed or complied with as of the Closing Date, or (ii) a representation or warranty only if on or before September 1, 2007, Seller notifies Buyer of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Seller.

         (c) Neither the Buyer Indemnified Persons nor the Seller Indemnified Persons shall have an indemnification claim hereunder unless the aggregate amount of Damages exceed $150,000,000, at which time the other Party shall be liable, if at all, for the aggregate amount of all such Damages.

         (d) The liability of Seller under Section 6.2, and Buyer under Section 6.3, shall not exceed the amount of the Purchase Price.

         6.5      THIRD-PARTY CLAIMS

         (a) Promptly after receipt by a Person entitled to indemnity under
Section 6.2 or 6.3 (an "Indemnified Person") of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an "Indemnifying Person") of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

         (b) If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 6.5(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 6 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's Consent unless (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any Person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its Consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

         (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).

         (d) Notwithstanding the provisions of Section 7.4, Seller hereby consents to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third-Party Claim is brought against any Buyer Indemnified Person for purposes of any claim that a Buyer Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein and agree that process may be served on Seller with respect to such a claim anywhere in the world.

         (e) With respect to any Third-Party Claim subject to indemnification under this Article 6: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceedings at all stages thereof where such Person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

         (f) With respect to any Third-Party Claim subject to indemnification under this Article 6, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its Best Efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

         6.6      OTHER CLAIMS

         A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

7.       GENERAL PROVISIONS

         7.1      EXPENSES

         Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expense of its Representatives.

         7.2      PUBLIC ANNOUNCEMENTS

         Prior to making any press releases or other public announcements regarding the closing of the Contemplated Transactions, the Parties agree to consult with each other regarding the form of any such press releases or public announcements.

         7.3      NOTICES

         All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

         SELLER:                    Patterson Services, Inc.
                                    c/o RPC, Inc.
                                    2801 Buford Highway, Suite 520
                                    Atlanta, Georgia  30329
                                    Attention: Lewis Mazo
                                    Facsimile: (404) 321-5483
                                    Email:  lmazo@rpc.net

         WITH A COPY TO:            Paul Pryzant
                                    Locke Liddell & Sapp LLP
                                    600 Travis, Suite 3400
                                    Houston, TX 77002-3095
                                    Facsimile:  713-223-3717
                                    E-mail address: ppryzant@lockeliddell.com

         BUYER:                     Allis-Chalmers Tubular Services, Inc.
                                    c/o Allis-Chalmers Energy Inc.
                                    5075 Westheimer, Suite 890
                                    Houston, Texas  77056
                                    Attention: Theodore F. Pound III
                                    General Counsel and Secretary
                                    Facsimile:  (713) 369-0555
                                    Email: TPOUND@ALCHENERGY.COM

         7.4      JURISDICTION; SERVICE OF PROCESS

         Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the courts of the State of Texas, County of Harris, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Texas, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

         7.5      ENFORCEMENT OF AGREEMENT

         Seller acknowledges and agrees that Buyer would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by Seller could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Buyer may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

         7.6      WAIVER; REMEDIES CUMULATIVE

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         7.7      ENTIRE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between Buyer and Seller) and constitutes (along with the Disclosure Letter, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

         7.8      DISCLOSURE LETTER

         (a) The information in the Disclosure Letter constitutes (i) exceptions to particular representations, warranties, covenants and obligations of Seller as set forth in this Agreement or (ii) descriptions or lists of assets and liabilities and other items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in this Agreement will control.

         (b) The statements in the Disclosure Letter relate only to the provisions in the Section of this Agreement to which they expressly relate and not to any other provision in this Agreement.

         7.9      ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS

         No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 7.9.

         7.10     SEVERABILITY

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         7.11     CONSTRUCTION

         The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles," "Sections" and "Parts" refer to the corresponding Articles, Sections and Parts of this Agreement and the Disclosure Letter.

         7.12     TIME OF ESSENCE

         With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         7.13     GOVERNING LAW

         This Agreement will be governed by and construed under the laws of the State of Texas without regard to conflicts-of-laws principles that would require the application of any other law.

         7.14     EXECUTION OF AGREEMENT

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

         7.15     WAIVER OF JURY TRIAL

         THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.


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



         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                           BUYER:

                                           ALLIS-CHALMERS TUBULAR SERVICES, INC.



                                           By: /s/ Dave Wilde
                                               -------------------------------
                                               Dave Wilde
                                               Chief Executive Officer


                                           SELLER:

                                           PATTERSON SERVICES, INC.


                                           By: /s/ Richard A. Hubbell
                                               -------------------------------
                                               Richard A. Hubbell
                                               President




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